Exhibit 10.3

OIL AND SECURITIES PURCHASE AGREEMENT

This Oil and Securities Purchase Agreement (the “Agreement”) is made as of May 8, 2006 by and between PARAFIN CORPORATION, a corporation formed under the laws of the State of Nevada (the “Company”), and INTERNATIONAL PROJECT FINANCE AND INVESTMENT CORP. (“IPF”) a corporation formed under the laws of the Commonwealth of The Bahamas, f/b/o OY Coral Marine Management, Ltd. a company organized under the laws of Russian Federation (“Purchaser”).

BACKGROUND

WHEREAS, the Company desires to acquire a Twelve Million Two Hundred Thousand (12,200,000) metric ton allotment of REBCO crude oil (“the Oil Allotment”) and any additional amounts as rolls and extensions, the specifications of which are attached hereto as Exhibit D;

WHEREAS, the Company, to facilitate acquisition of the Oil Allotment, has entered into that certain Consulting Agreement dated April 20, 2006 with Francisco Sáez (the “Consulting Agreement”), which is attached hereto as Exhibit A; ; and

WHEREAS, the Company, in connection with acquisition of the Oil Allotment, desires to issue and deliver to the Purchaser, or its designee: Five Hundred Thirty Six Thousand (536,000) shares of Series A-1 Convertible Preferred Stock (subject to adjustments upward or downward, as may be applicable, based upon the market price established by the Brent Platt price of the Oil Allotment as of the Closing Date of this Agreement less a five dollar ($5.00 USD) discount per barrel to be retained by Company), subject to the terms and conditions set forth with particularity in the Certificate of Designation substantially in the form attached hereto as Exhibit B, subject to a Registration Rights Agreement dated May 8, 2006 substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), such Certificate of Designations and Registration Rights Agreement being incorporated into this Agreement by reference.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms have the meanings indicated:

“Agreement” has the meaning set forth in the preamble hereto.

“Ancillary Agreements” mean collectively the Consulting Agreement, the Certificate of Designation and the Registration Rights Agreement.

#2840862\1

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 1 of 21

“Certificate of Designation” means the Articles of Amendment to the Company’s Articles of Incorporation designating the Series A-1 Convertible Preferred Stock as filed with the Nevada Secretary of State and substantially in the form attached hereto as Exhibit B.

“Closing” has the meanings set forth in Section 2.01.

“Closing Date” has the meanings set forth in Section 2.02.

“Confidential Information” has the meaning set forth in Section 6.07.

“Common Stock” means the common stock, par value of one-tenth of a cent ($0.001) per share, of the Company.

“Company” has the meaning set forth in the preamble hereto.

“Consulting Agreement” has the meaning set forth in the recitals hereto.

“Conversion Stock” means the Common Stock or other securities issued or issuable upon any partial or complete exercise of the Preferred Shares and such Common Stock that is issued to the Purchaser in satisfaction of the 8% annual interest due from the Company in respect of each of the Series A-1 shares.

“Environmental Laws” means any federal, state, or local statute, law, ordinance, code, order, injunction, decree or ruling; and any regulation promulgated thereunder, which regulates or controls (a) pollution, contamination, or the condition of groundwater, surface water, soil, sediment or air, or (b) a spill, leak, emission, discharge, release or disposal into groundwater, surface water, soil, sediment or air, including without limitation the federal Comprehensive, Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., as amended; the federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as amended; the Clean Air Act, 42 U.S.C § 7401 et seq., as amended; the Clean Water Act, 33 U.S.C. § 1251 et seq., as amended; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., as amended; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq., as amended; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq., as amended; the National Environmental Policy Act, 42 U.S.C. § 4321 et seq., as amended; any similar state or local statutes or ordinances, and the regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles, consistently applied with prior periods.

“Governmental Authority” means any United States federal, state or local government, or political subdivision thereof, or any authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body.

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 2 of 18

“Governmental Body” means any federal, state, local, municipal, foreign, or other government; or governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal)

“Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

“Legal Requirement” means any United States federal, state or local law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any Governmental Order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

“Liability” means any liability or obligation whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential, whether due or to become due.

“Oil Allotment” has the meaning set forth in the recitals hereto.

“Ordinary Course of Business” an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents” means, with respect to the Company, the Articles Incorporation and By-laws of the Company.

“Person” means any individual, corporation, partnership, joint venture, Limited Liability Company, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

“Preferred Shares” means the Series A-1 Shares.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Purchaser” has the meaning set forth in the preamble hereto.

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the regulations adopted pursuant thereto.

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 3 of 18

“Series A-1 Shares” means Five Hundred Thirty Six Thousand (536,000) shares (subject to adjustments upward or downward, as may be applicable, based upon the market price established by the Brent Platt price of the Oil Allotment as of the Closing Date of this Agreement less a five dollar ($5.00 USD) discount per barrel to be retained by the Company) of Series A-1 Convertible Preferred Stock, $10,000 (USD) par value, authorized pursuant to a unanimous written consent of the Company’s Board of Directors dated May 1, 2006, to be issued by the Company and delivered to the Purchaser at the Closing.

“Subsidiary” means any corporation, partnership, Limited Liability Company or other business entity of which an aggregate of 50% or more of the outstanding voting stock, membership interests or other ownership interests are at any time directly or indirectly owned by the Company.

“Warrants” shall mean the right of Purchaser to purchase from Company up to 500,000,000 shares of fully paid and non-assessable Common Stock (subject to the same anti-dilution adjustments of the Conversion Stock as set forth in the Certificate of Designation) of the Company at the purchase price of $5.00 (USD) per share of said Common Stock. Purchaser shall have the ability to exercise the Warrants at any time from and after the election of Purchaser to convert the Series A-1 Shares to Conversion Stock, as more fully set forth in the Certificate of Designation, up until five years after the date of this Agreement. The Warrants are proportionately represented with the Series A-1 Shares. The Purchaser may not purchase more shares of Common Stock pursuant to the Warrants than shares of Conversion Stock that exist.

ARTICLE II

PURCHASE AND SALE OF SECURITIES

2.01      Purchase and Sale. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company at the closing contemplated by this Agreement (the “Closing”), the Preferred Shares in exchange for the transfer of the Oil Allotment (the “Purchase Price”).

2.02      The Closing. The Closing shall occur at the offices of The Berglund Group, 2800 Neilson Way Suite 1615, Santa Monica, California 90405 on May 2, 2006, or such later date as all of the conditions precedent stated in Section 5.01 have been satisfied (the “Closing Date”). At the Closing and subject to the satisfaction of the conditions precedent stated in Section 5.01, the Purchaser will transfer, convey and deliver the Purchase Price to the Company and the Company will issue and deliver the Preferred Shares to the Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as of the date of this Agreement and as of the Closing Date as follows:

3.01      Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority to carry on its business as now being conducted and proposed to be conducted and to own, lease or operate its properties

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 4 of 18

as and in the places where such business is now conducted or proposed to be conducted and such properties are now owned, leased or operated.

3.02	Authority and Consents.

(a)          The Company has full power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to carry out the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered on behalf of the Company and constitutes, and the Ancillary Agreements when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and subject to general equitable principles which may limit the right to obtain equitable remedies.

(b)         No consent is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements by the Company.

(c)           Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject.

3.03	Capitalization.

(a)          The attached Capitalization Table sets forth the authorized and issued and outstanding capital stock of the Company. All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. The Conversion Stock, has been duly authorized by the Company’s Board of Directors, shall be reserved for issuance and, when issued upon conversion of the Preferred Shares, will be validly issued, fully paid and nonassessable. No shareholder approval is required or other prescribed for the authorization of the Preferred Shares or Conversion Stock. In addition, the Preferred Shares and the Conversion Stock, when authorized by the Company’s Board of Directors, will be issued by the Company to the Purchaser in transactions exempt from registration under applicable federal and state securities laws.

(b)         Except as set forth in the attached Capitalization Table, there are no rights, options or warrants of any kind outstanding to purchase or acquire any capital stock or any other ownership interest in the Company, nor are there other securities, obligations, agreements or rights of any kind outstanding which are exercisable for, convertible into or exchangeable for any capital stock or any other ownership interest in the Company or under the terms of which any Person has the right to purchase or acquire any capital stock or any other ownership interest in the Company. The issuance by the Company of the Preferred Shares and the Conversion Stock is not subject to any preemptive or similar right of any Person pursuant to statute, contract or understanding.

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 5 of 18

(c)          The Company is not subject to any obligation to repurchase or otherwise acquire or retire any shares of capital stock or other ownership interest. There are no commitments of the Company to distribute to the holders of any class of capital stock or other ownership interest any evidences of indebtedness or assets, or to pay any dividend or make any other distribution in respect thereof.

(d)         No Person has a contractual right to demand or other right to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any offering of the Company’s securities. To the knowledge of the Company, there are no agreements between or among the Company’s shareholders or buy-sell agreements of any kind affecting the Company’s capital stock or other ownership interests.

3.04        No Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in its audited balance sheet for the year ended September 30, 2005 filed with the SEC on Form 10KSB on December 29, 2005 or on its interim balance sheet (unaudited) for the fiscal quarter ended December 31, 2005 filed with the SEC on Form 10-Q on February 13, 2006 and current liabilities incurred in the Ordinary Course of Business.

3.05        Compliance with Legal Requirements; Governmental Authorizations. The Company is, and at all times has been, in compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of the business of the Company or the ownership or use of any of its assets. The Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement or Governmental Authorization.

3.06      Legal Proceedings; Orders. There is no pending or threatened Proceeding, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding, and there is no order to which the Company, or any of the assets owned or used by the Company, is subject; and no officer, director, agent, or employee of the Company is subject to any order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

3.07      Absence of Certain Changes and Events. From the date hereof and until the Closing Date, the Company has conducted its business only in the Ordinary Course of Business and there has not been any: (i) material damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, (ii) entry into, termination of, or receipt of notice of termination of any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement; (iii) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any material asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company; (iv) cancellation or waiver of any material claims or rights; (v) dividend or distribution of any cash, assets or other payments; (vi) change in the accounting methods used by the Company; or (vii) agreement, whether oral or written, by the Company to do any of the foregoing.

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 6 of 18

3.08      Environmental Matters. The Company is, and at all times has been in compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Company does not have any basis to expect, nor has the Company or any other Person for whose conduct it is or may be held to be responsible received any actual or threatened order, notice, or other communication of any actual or potential violation or failure to comply with any Environmental Law.

3.09      Certain Payments. Neither the Company nor any of its respective directors, officers, agents, or employees, or any other Person associated with or acting for or on behalf of such party, has (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services: (i) to improperly obtain favorable treatment in securing business, (ii) to improperly pay for favorable treatment for business secured, (iii) to improperly obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.10      Disclosure. No representation or warranty of the Company in this Agreement and no statement in the attached Capitalization Table omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Company that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the attached Capitalization Table.

3.11        Liabilities. The Company does not have any material Liabilities that are unrelated to the business operations of the Company.

3.12        Non-Contravention. The execution and delivery of the Agreements, the issuance and sale of the Preferred Shares under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or any of its subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a material adverse effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Agreement and the valid issuance and sale of the Preferred Shares to be sold pursuant to this Agreement, other than such as have been made or

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 7 of 18

obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

3.13        NASD Compliance. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is listed on the National Association of Securities Dealers, Inc. (“NASD”) Bulletin Board System (the “OTCBB”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the OTCBB, nor has the Company received any notification that the SEC or the NASD is contemplating terminating such registration or listing.

3.14        Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading:

(a)	10-K, 10-Q’s; proxy; 8-K’s; other filings; and

(b)           all other documents, if any, filed by the Company with the SEC since April 1, 2005 pursuant to the reporting requirements of the Exchange Act.

3.15        Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company that:

4.01      Corporate Existence and Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of the Bahamas and has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to purchase the Preferred Shares as provided in this Agreement.

4.02      Authorization. All corporate action required to be taken by the Purchaser relating to the execution, delivery and performance of this Agreement have been taken at or prior to the Closing. This Agreement has been duly executed and delivered on behalf of the Purchaser and constitutes, and the

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 8 of 18

Ancillary Agreements to which it is a party, when executed and delivered, will constitute, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and subject to general equitable principles which may limit the right to obtain equitable remedies.

4.03      Investment Intent. The Preferred Shares are being purchased for the Purchaser’s own account and not with a view to, or for resale in connection with, any distribution or public offering within the meaning of the Securities Act. The Purchaser understands that the Preferred Shares will have not been registered under the Securities Act by reason of its contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act and that the reliance of the Company upon this exemption is predicated in part upon this representation and warranty by the Purchaser.

ARTICLE V

CLOSING CONDITIONS

5.01      Purchaser’s Conditions to the Closing. The Purchaser’s obligations to purchase and pay for the Preferred Shares are subject to the following conditions, any of which may be waived in whole or in part by the Purchaser in writing:

(a)          Representations and Warranties. The representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date.

(b)         Compliance with Agreement. The Company has performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

(c)          Documents Required for the Closing. The Company, or other appropriate Person at the direction or request of the Company, has delivered to the Purchaser the following, duly executed as appropriate:

(i)	this Agreement;

(ii)	the Consulting Agreement;
(iii)	the Registration Rights Agreement;

(iv)         a certificate dated as of the Closing Date, signed by an officer of the Company, in form and substance satisfactory to the Purchaser certifying that the conditions specified in Sections 5.01(a)-(c) are true and correct; and

(v)           a certificate from the Company dated as of the Closing Date, signed by the Company’s Secretary or other appropriate officer, in form and substance satisfactory to the Purchaser certifying that resolutions have been duly adopted by the Company’s Board of Directors (and to the extent necessary, its stockholders) authorizing the execution of this

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 9 of 18

Agreement and the Ancillary Agreements, the issuance of the Preferred Shares, and all of the other transactions to be consummated pursuant hereto.

(d)         Certificate of Designation. The Certificate of Designation shall have been duly filed with the Nevada Secretary of State and be in full force and effect.

5.02      Company’s Conditions to the Closing. The Company’s obligations to sell the Preferred Shares are subject to the following conditions, any of which may be waived in whole or in part by the Company in writing:

(a)          Representations and Warranties. The representations and warranties of the Purchaser in this Agreement are true and correct on and as of the Closing Date.

(b)

Compliance with Agreement. The Purchaser has performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

(c)          Documents Required for the Closing. The Purchaser, or other appropriate Person at the direction or request of the Purchaser, has delivered to the Company the following, duly executed as appropriate:

(i)	this Agreement, and

(ii)          a certificate dated as of the Closing Date, signed by an officer of the Purchaser, in form and substance satisfactory to the Company certifying that the conditions specified in Sections 5.02(a)-(c) are true and correct; and

(iii)         a certificate from the Purchaser dated as of the Closing Date, signed by the Purchaser’s Secretary or other appropriate officer, in form and substance satisfactory to the Company certifying that resolutions have been duly adopted by the Purchaser’s Board of Directors (and to the extent necessary, its stockholders) authorizing the execution of this Agreement and the Ancillary Agreements and all of the other transactions to be consummated pursuant hereto.

(iv)         Original documents of title supplied by “OY CORAL MARINE MANAGEMENT LTD., as the (“Due Diligence Documents”) to include (a) Deed of Trust (b) ILEKNEFT Contract # CMMILEK/50/0410 and # CMMILEK/48/0410 (c) ILEKNEFT allocation Certificates (d) Bank to Bank SWIFT Confirmation of the assignments (e) Passport copy of Mr. Sukhanov, CEO of OY CORAL MARINE MANAGEMENT LTD., herein after referred to as Exhibit-E.

(d)         Preferred Stock Designation. The Certificate of Designation shall have been duly filed with the Nevada Secretary of State and be in full force and effect.

ARTICLE VI

AFFIRMATIVE COVENANTS

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 10 of 18

The Company covenants and agrees that from and after the Closing, so long as any portion of the Preferred Shares remains outstanding, unless the Purchaser otherwise consents in writing:

6.01      Reporting. The Company shall use its reasonable commercial efforts to furnish to the Purchaser the financial statements, other reports, and other information set forth in the Reporting Rider attached to this Agreement.

6.02	Books and Records; Inspection and Examination.

(a)          The Company will keep accurate books of records and, upon request of Purchaser, but in no event more than two times in any calendar year, will give any representative of Purchaser access to, and permit such representative to examine, audit, copy or make extracts from, any and all books, records and documents in the Company’s possession.

(b)         Any information or document obtained by Purchaser in any examination, audit, inspection or discussion pursuant to this Section 6.02 shall be held by Purchaser in confidence and shall be used by the Purchaser only to protect its interests under this Agreement and the Ancillary Agreements, provided that the foregoing will not limit Purchaser’s use of such information or document (i) if such information or document has become generally available to the public through no fault of the Purchaser, (ii) if use of such information or document is required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over the Purchaser, (iii) if use of such information or document may be required or appropriate in response to any summons or subpoena or in connection with any litigation, or (iv) if such information or document is disclosed or given to the Purchaser in good faith by a third party who had independent rights to such information or document.

6.03      Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate or instrument representing the Preferred Shares or Conversion Stock, the Company will issue new certificates or instruments of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificate or instrument.

6.04      Rule 144A. The Company will, upon the request of Purchaser or any prospective purchaser of the Preferred Shares or the Conversion Stock, promptly provide (but in any case within 15 days of a request) to such Purchaser or potential purchaser the following information: (i) a brief statement of the nature of the business of the Company and any Subsidiaries and the products and services they offer; (ii) the Company’s most recent consolidated balance sheets and profit and loss and retained earnings statements, and similar financial statements for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information shall be audited, to the extent reasonably available); and (iii) such other information about the Company, any Subsidiaries, and their business, financial condition and results of operations as the Purchaser or potential purchaser requests in order to comply with Rule 144A promulgated under the Securities Act, and the antifraud provisions of the federal and state securities laws. The Company represents and warrants to the Purchaser and each potential purchaser that the information provided pursuant to this Section will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 11 of 18

6.05.       Further Assurances. From and after the Closing Date, each of the parties hereto will do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the transactions contemplated hereby.

6.06.       Best Efforts. Between the date of this Agreement and the Closing Date, each of the Parties will use their respective best efforts to cause the conditions in Section 5 to be satisfied.

6.07      Confidentiality. Company and its officers, directors, employees and agents will treat and hold as confidential all information that is confidential and proprietary to the Purchaser (“Confidential Information”), refrain from using any such Confidential Information and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in their possession, except that Seller may keep a copy for its files.

ARTICLE VII

INDEMNIFICATION

7.01      Indemnification. The Company and Purchaser agree to defend, indemnify and hold harmless the other party and such other party’s directors, officers, employees, partners, agents and representatives from and against any and all claims, causes of action, losses, costs, damages, deficiencies or expenses, including reasonable attorneys’ fees (collectively “Damages”), arising from or related to any and all material misrepresentations or breach of a representation, warranty or covenant of such party set forth in this Agreement or any of the Ancillary Agreements furnished to such party in connection with this Agreement. Each party acknowledges and agrees that this indemnification obligation will survive the termination of this Agreement and the payment and performance of all obligations under this Agreement and the Ancillary Agreements.

7.02      Notice. Each indemnified party agrees to give the other party prompt written notice of any event or assertion of which it has knowledge concerning any Damages or other obligation and as to which it may request indemnification hereunder. A failure to give timely notice or to provide copies of documents or to furnish relevant data in connection with any third party claim by a party who suffers Damages will not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in material prejudice to the indemnifying party.

7.03      Defense. In the event the indemnifying party is obligated to provide indemnification under this Article VII with respect to any claim, action or proceeding involving any third party, the indemnifying party will be entitled to participate in any investigation of such claim, action or proceeding and, upon written notice to the indemnified party, assume the investigation and defense of such claim, action, or proceeding with counsel of its choice at its expense, provided that such counsel is reasonably acceptable to the indemnified party.

7.04      Survival. Subject to the provisions of this Agreement all representations, warranties, covenants, and obligations in this Agreement, the attached Capitalization Table, and any other certificate

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 12 of 18

or document delivered pursuant to this Agreement will survive the Closing. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

ARTICLE VIII

TERMINATION

8.01      Termination. The obligation of the parties hereto to consummate the transactions contemplated hereby may be terminated and abandoned at any time at or before the Closing only as follows:

(a)         By and at the option of Purchaser, upon written notice to the Company if: (i) any warranty, representation or other statement by or on behalf of the Company contained in this Agreement or any of the Ancillary Agreements is false or misleading in any material respect at the time made, or (ii) the Company defaults in the performance or observance of any covenant, condition, undertaking or agreement contained in this Agreement or any of the Ancillary Agreements.

(b)         By and at the option of the Company, upon written notice to Purchaser if: (i) any warranty, representation or other statement by or on behalf of Purchaser contained in this Agreement or any of the Ancillary Agreements is false or misleading in any material respect at the time made, or (ii) Purchaser defaults in the performance or observance of any covenant, condition, undertaking or agreement contained in this Agreement or any of the Ancillary Agreements.

(c)	At any time upon the mutual consent of the Company and Purchaser.

8.02     Effect of Termination. Each Party’s right of termination under Section 8.01 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.01, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 6.07 and Section 9.12 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE IX

MISCELLANEOUS

9.01      Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in this Agreement (including the attached Capitalization Table), the Ancillary Agreements, or any writing delivered by or on behalf of a party to this Agreement to another party to this Agreement in connection with this Agreement, will survive the Closing Date and the consummation of the transactions contemplated by this Agreement. The undersigned parties agree to execute such other and further documents as may be reasonably necessary to effectuate the terms of this Agreement.

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 13 of 18

9.02      Governing Law. This Agreement and the Ancillary Agreements will be construed and enforced in accordance with the substantive laws of the State of Nevada without giving effect to the conflicts of laws principles of any jurisdiction.

9.03      Notices. All notices, consents, requests, instructions, approvals and other communications required by this Agreement will be validly given, made or served if in writing and delivered personally, sent by certified mail (postage prepaid), facsimile transmission, or by a nationally recognized overnight delivery service, addressed as follows (or such other address as is furnished in writing by a party to the other parties):

(a)	If to the Purchaser:

International Project Finance and Investment Corp.

c/o Keith W. Berglund

2800 Neilson Way, Suite 1615

Santa Monica, California 90405

Tel.:	(310) 567-6070 Fax:	(310)563-0327

with a copy to:

Taylor, Busch, Slipakoff & Duma, LLP

Attn:	Adam M. Slipakoff, Esq.

1600 Parkwood Circle, Suite 200

Atlanta, Georgia

Tel.:	(770) 434-6868
Fax:	(770) 434-7376

(b)	If to the Company, addressed to the Company at:

ParaFin Corporation

Attn:	Sidney B. Fowlds, President and CEO

5190 Neil Road, Suite 430

Reno, Nevada 89502

Tel.:	(877) 613-3131
Fax:	__________________

with a copy to:

Frank Hariton, Esq.

1065 Dobbs Ferry Road

White Plains, NY  10607

Telephone:	(914) 674-4373
Fax:	(914) 693-2963

9.04      Entire Agreement. This Agreement and the Ancillary Agreements, including the other documents referred to herein, contain the entire understanding of the parties hereto with respect to the

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 14 of 18

subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. This Agreement and the Ancillary Agreements supersede all prior agreements and undertakings between the parties with respect to such subject matter.

9.05      Amendments; Consents; Waivers. This Agreement may not be amended without the prior written consent of both parties hereto. Any consent, notice, request, demand or waiver required or permitted to be given by a by any provision hereof will be sufficient and binding if given pursuant to Section 9.03 hereof. No waiver of any term or condition of this Agreement, in any one or more instances, will constitute a waiver of the same term or condition of this Agreement on any future occasion.

9.06      Severability of Invalid Provision. If any one or more covenant or agreement provided in this Agreement is contrary to law, then such covenant or agreement will be null and void and will in no way affect the validity of the other provisions of this Agreement, which will otherwise be fully effective and enforceable.

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 15 of 18

9.07        Successors and Assigns. This Agreement and the various instruments and agreements delivered in connection with the consummation of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may assign any of its obligations hereunder without the prior written consent of the other party.

9.08      Rules of Construction. Section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof. This Agreement and the Ancillary Agreements have been negotiated on behalf of the parties with the advice of legal counsel and no general rule of contract construction requiring an agreement to be more stringently construed against the drafter or proponent of any particular provision will be applied in the construction or interpretation of this Agreement or the Ancillary Agreements.

9.09      Counterparts. This Agreement may be executed in one or more counterparts, and will become effective when one or more counterparts have been signed by each of the parties.

9.10      Cumulative Remedies. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive and will be in addition to any and all other rights, remedies, powers and privileges granted by law, rule, regulation or instrument.

9.11      Time is of the Essence. Time is of the essence as to the performance of all obligations and agreements of the Company under this Agreement.

9.12

Consent to Jurisdiction: THIS AGREEMENT AND THE ANCILLARY AGREEMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR NEVADA STATE COURT SITTING IN CLARK COUNTY NEVADA, AND THE PARTIES CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT EITHER PARTY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR THE ANCILLARY AGREEMENTS, OR ALLEGING ANY BREACH OF THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS, THE OTHER PARTY AT ITS OPTION IS ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES DESCRIBED ABOVE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

The parties herein agree that upon countersigning this Agreement, that each have agreed to the terms and conditions with full responsibility to perform, and that same shall become a binding contract which is treated as an original once it is faxed, e-mailed, hand delivered and/or delivered by courier. An original is to follow via registered courier within (5) five calendar days, otherwise the faxed or e-mail version shall be considered an original. The same procedures shall be observed for all other subsequent addendums and Agreements.

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 16 of 18

* * * * *

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 17 of 18

                IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

THE COMPANY: PARAFIN CORPORATION ____________________________________________ SIDNEY B. FOWLDS President and Chief Executive Officer

THE PURCHASER:

INTERNATIONAL PROJECT FINANCE AND INVESTMENT CORP. f/b/o O.Y. Coral Marine Management, Ltd.

___________________________________________

KEITH W. BERGLUND, attorney at law California Bar # 207649, as the (“Trustee”) O/B/O International Project Finance and Investment Corp. (Bahamas) F/B/O Oy Coral Marine Management, LTD.

_____________	_____________
Company	Purchaser

05 / 08 / 2006	05 / 08 / 2006
Mo/Day/Year	Mo/Day/Year	Page # 18 of 18

RIDERS, EXHIBITS AND SCHEDULES

Riders

Reporting Rider

Exhibits

Exhibit A	-	Consulting Agreement
Exhibit B	-	Certificate of Designation
Exhibit C	-	Registration Rights Agreement
Exhibit D	-	REBCO Oil Allotment
Exhibit E	-	Due Diligence Documents

Schedules

Capitalization Table

REPORTING RIDER

TO SECURITIES PURCHASE AGREEMENT

The Company will furnish to the Purchaser the financial statements, other reports, and other information set forth in this Reporting Rider.

A.	Annual Reporting.

1.

Financials. As soon as available, and in any event within 210 days after the end of each fiscal year of the Company, a copy of the annual audit report of the Company, which report is certified by an independent certified public accountant who is selected by the Company, without qualification as to scope of audit or opinion. Such annual report will include a balance sheet of the Company as of the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Company for the fiscal year then ended, all in reasonable detail and all prepared in accordance with GAAP, together with any management letters from such accountants.

B.	Monthly Reporting.

1.

Financials. The Company shall within 30 days after the end of each month, a balance sheet, statement of income and statement of cash flows of the Company as of the end of and for such month and for the period year-to-date, each including a comparison for the corresponding periods of the previous year.

C.	Board of Director and Shareholder Materials.

1.

Meetings. Prior written notice as required by the Company’s Organizational Documents, of each meeting of the Company’s Board of Directors, any committee thereof, or shareholders, and upon the request of Purchaser, copies of the minutes of all meetings of, and written minutes of action taken by, the Board of Directors, any committee thereof, or shareholders, of the Company, promptly after each such meeting or action is taken.

D.	Reporting Upon Certain Events.

1.

Litigation. As promptly as practicable after the Company learns of the commencement or threatened commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company, or its business, assets or properties, written notice of the nature and extent of such suit or proceeding.

2.

Defaults. As promptly as practicable after the Company learns of such an event, notice of the occurrence of a default by the Company in the performance or observance of any covenant, condition, undertaking or agreement contained in this Agreement or any of the Ancillary Agreements

Reporting Rider

#706718\2